Exhibit 99.1

     ESI Announces Preliminary Fiscal 2003 Third Quarter Financial Results,
                Accounting Review of Prior Fiscal 2003 Quarters
                      and Postponement of Conference Call

    PORTLAND, Ore.--(BUSINESS WIRE)--March 20, 2003--Electro Scientific Industries, Inc. (Nasdaq:ESIO) announced preliminary results for its fiscal 2003 third quarter ended March 1, 2003. Third quarter sales were $34.7 million, compared with sales in the prior year's third quarter of $36.4 million. The company reported a net loss for the third quarter of fiscal 2003 of $10.3 million or $0.37 per diluted share. Third quarter expenses include $2.9 million of restructuring expenses included in operating expenses. The quarter also includes $6.9 million in cost of sales related to warranty expenses and inventory write-downs. The latest quarter compares with net income of $1.7 million or $0.06 per diluted share in the prior year's third quarter.
    The company also announced that it intends to restate its financial statements for the quarters ended Aug. 31, 2002, and Nov. 30, 2002, as a result of an ongoing review of accounting matters. Although the review is ongoing and the company's independent auditors have not completed its review, the company currently expects its results for the first quarter will be restated to a net loss of $1.0 million or $0.04 per share, compared with the previously reported net income of $0.2 million or $0.01 per share; and the company currently expects its results for the second quarter will be restated to a net loss of $11.5 million or $0.42 per share from the previously reported loss of $9.5 million or $0.34 per share.
    Presently the company believes net sales in its restated financial statements will be reduced by $0.1 million in the first quarter and $0.2 million in the second quarter. Thus far, known adjustments affecting the restatements do not impact the company's recognition of net sales in fiscal year 2003 other than as previously described. The company also plans to restate cost of sales that was understated by approximately $1.6 million in the first quarter and $2.5 million in the second quarter primarily due to errors in manufacturing overhead absorption and warranty expense, as well as an addition of $0.1 million to selling, service and administrative expense for the second quarter. At the request of the company its independent auditors and legal counsel are conducting an ongoing review primarily focused on the company's financial statements for fiscal 2003. The completion of the review could result in a determination to further restate the company's financial statements other than as described above which could have a material adverse effect on its reported financial results. Thus far, known adjustments affecting the restatements do not impact the company's cash balances or net cash flows for these periods. Further, the company is not presently aware of any adjustment that would materially affect its financial statements for its fiscal year 2002. When the review is completed, management will comment further on the company's results, and will schedule a conference call with investors. Until that time, the company will make no further comment regarding its financial results and operations. Accordingly, the conference call previously scheduled for today at 1:45 p.m. PST has been postponed.
    This press release includes forward-looking statements, which are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties that may causes actual results to differ from the forward-looking statements. The risks and uncertainties include new information that may arise as independent auditors and legal counsel complete their review of the company's results, as well as continued weakness in the electronic capital goods industry. Other risks are discussed in more detail in the Company's Annual Report on Form 10-K and interim reports on Form 10-Q.

    About ESI

    ESI, headquartered in Portland, Ore., supplies high-value, high-technology manufacturing equipment to the global electronics market. Using its expertise in laser/material interaction, small parts handling, machine vision and real-time control systems, the company enables the production of leading-edge products for customers in the semiconductor, passive component and electronic interconnect markets. ESI's web site is http://www.esi.com.


                 Electro Scientific Industries, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)

                                Three Months Ended  Nine Months Ended
                                ------------------ -------------------

                                March 1,  March 2, March 1,  March 2,
                                   2003     2002      2003      2002
                                --------- -------- --------- ---------
Net sales                        $34,736  $36,381  $120,699  $125,494
  Cost of sales                   31,694   19,006    93,333    66,997
                                --------- -------- --------- ---------
Gross margin                       3,042   17,375    27,366    58,497

Operating expenses:
  Selling, service and
   administrative                 15,305   14,468    45,765    51,661
  Research, development and
   engineering                     5,729    7,773    20,342    29,299
                                --------- -------- --------- ---------
  Total operating expenses        21,034   22,241    66,107    80,960

Operating loss                   (17,992)  (4,866)  (38,741)  (22,463)
Interest income                    2,729    2,235     8,631     5,792
Interest expense                  (1,810)  (1,571)   (5,591)   (1,649)
Other income (expense), net         (224)     (83)       41      (105)
                                --------- -------- --------- ---------
Loss before income taxes         (17,297)  (4,285)  (35,660)  (18,425)

Benefit for income taxes          (6,962)  (6,014)  (12,837)  (10,680)
                                --------- -------- --------- ---------
  Net income (loss)             $(10,335)  $1,729  $(22,822)  $(7,745)
                                ========= ======== ========= =========
Net loss per share - basic        $(0.37)   $0.06    $(0.82)   $(0.28)
                                ========= ======== ========= =========
Net loss per share - diluted      $(0.37)   $0.06    $(0.82)   $(0.28)
                                ========= ======== ========= =========
Weighted average number of
 shares - basic                   27,782   27,392    27,715    27,263
Weighted average number of
 shares - diluted                 27,782   28,087    27,715    27,263

Certain amounts in prior periods have been reclassified to conform with current period presentation.


                 Electro Scientific Industries, Inc.
             Supplemental Financial and Other Information
                            (In thousands)
                             (Unaudited)

                                Three Months Ended  Nine Months Ended
                                ------------------ -------------------
                                March 1,  March 2, March 1,  March 2,
                                   2003     2002      2003      2002
                                --------- -------- --------- ---------
Net sales by product line:

 Semiconductor yield
  improvement systems            $14,004  $13,563   $49,895   $52,522
 Electronic component
  manufacturing systems            6,604   11,110    22,294    33,377
 Advanced electronic
  packaging systems                7,123    2,585    22,441    12,151
 Circuit fine tuning
  systems                          3,776    5,418    16,691    18,664
 Vision and inspection
  systems                          3,229    3,705     9,378     8,780
                                --------- -------- --------- ---------
 Total                           $34,736  $36,381  $120,699  $125,494
                                ========= ======== ========= =========

Gross margin %                       8.8%    47.8%     22.7%     46.6%
Selling, service and
 administrative expense %           44.1%    39.8%     37.9%     41.2%
Research, engineering and
 development expense %              16.5%    21.4%     16.9%     23.3%
Operating loss margin %            -51.8%   -13.4%    -32.1%    -17.9%
Effective tax rate %                40.2%   140.4%     36.0%     58.0%

Certain amounts in prior periods have been reclassified to conform with current period presentation.


                 Electro Scientific Industries, Inc.
          Condensed Consolidated Summary Balance Sheet Data
                            (In thousands)
                             (Unaudited)

                                     March 1,    Nov. 30,    June 1,
                                      2003         2002       2002
                                 ------------ ------------ ----------
Cash and S/T investments            $249,324     $262,276   $216,807
Trade receivables, net                49,737       52,471     55,810
Income tax refund receivable          22,450       14,719     13,948
Inventory                             47,216       53,086     63,690
Deferred income taxes                  7,630        7,630      7,630
Other current assets                   5,298        7,199      5,260
                                 ------------ ------------ ----------
 Total current assets                381,655      397,381    363,145

Long-term securities                  48,552       47,485     85,492
Property and equipment, net           57,136       57,277     58,784
Other assets                          12,953       15,712     17,826
                                 ------------ ------------ ----------
 Total assets                       $500,297     $517,855   $525,247
                                 ============ ============ ==========

Current liabilities                  $21,555      $24,430    $21,256
Convertible subordinated
 notes                               141,675      146,347    145,897
Shareholders' equity                 337,067      347,078    358,094
                                 ------------ ------------ ----------
 Total liabilities and equity       $500,297     $517,855   $525,247
                                 ============ ============ ==========

Certain amounts in prior periods have been reclassified to conform with current period presentation.

    CONTACT: Electro Scientific Industries
             Fletcher Chamberlin, 503/671-5233